Exhibit 99.906CERT

Exhibit 12(b)

CERTIFICATION

Stephen R. Frantz, President, and Daniel W. Koors, Treasurer, of Tributary Funds, Inc., each certify that to his knowledge:

1.              This Form N-CSR filing for the registrant fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.              The information contained in this Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

/s/ Stephen R. Frantz	/s/ Daniel W. Koors
By: Stephen R. Frantz	By: Daniel W. Koors
President	Treasurer
Date: June 5, 2015	Date: June 5, 2015

This certificate is furnished pursuant to the requirements of Form N-CSR and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.